                                                                     EXHIBIT 2.1

              ==================================================

                          AGREEMENT AND PLAN OF MERGER


                                     among

                            STERLING COMMERCE, INC.

                       STERLING COMMERCE (SOUTHERN), INC.

                                      and

                                XCELLENET, INC.


                           Dated as of April 16, 1998

              ==================================================

                                TABLE OF CONTENTS

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ARTICLE I - THE MERGER............................................................................................1

         SECTION 1.1  The Merger..................................................................................1
         SECTION 1.2  Closing.....................................................................................1
         SECTION 1.3  Effective Time..............................................................................2
         SECTION 1.4  Effects of the Merger.......................................................................2
         SECTION 1.5  Certificate of Incorporation; Bylaws........................................................2
         SECTION 1.6  Directors; Officers.........................................................................2

ARTICLE II - EFFECT OF THE MERGER ON THE CAPITAL
             STOCK OF THE CONSTITUENT CORPORATIONS................................................................2

         SECTION 2.1  Effect on Capital Stock.....................................................................2
         SECTION 2.2  Stock Options...............................................................................4
         SECTION 2.3  Share Purchase Rights.......................................................................5

ARTICLE III - PAYMENT FOR SHARES..................................................................................5

         SECTION 3.1  Payment For Shares..........................................................................5

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.......................................................................8

         SECTION 4.1  Representations and Warranties of Company...................................................8
         SECTION 4.2  Representations and Warranties of Parent and Merger Sub....................................22

ARTICLE V - COVENANTS............................................................................................26

         SECTION 5.1  Conduct of Business of Company.............................................................26

ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................27

         SECTION 6.1  Preparation of the Proxy Statement and the Form S-4;
                      Accountant's Letters.......................................................................27
         SECTION 6.2  Shareholders Meeting.......................................................................28
         SECTION 6.3  Access to Information; Confidentiality.....................................................29
         SECTION 6.4  Reasonable Best Efforts....................................................................29
         SECTION 6.5  Indemnification............................................................................29
         SECTION 6.6  Public Announcements.......................................................................31
         SECTION 6.7  No Solicitation; Acquisition Proposals.....................................................31
         SECTION 6.8  Consents, Approvals and Filings............................................................33
         SECTION 6.9  Board Action Relating to Stock Option Plans and Stock Purchase
                      Plan.......................................................................................33
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                                        i
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         SECTION 6.10  Employment and Employee Benefit Matters...................................................34
         SECTION 6.11  Affiliates and Certain Shareholders.......................................................34
         SECTION 6.12  NYSE Listing..............................................................................34
         SECTION 6.13  Advice of Changes.........................................................................34
         SECTION 6.14  Tax Treatment.............................................................................35
         SECTION 6.15  Company Rights Agreement..................................................................35
         SECTION 6.16  Parent Rights Agreement...................................................................35

ARTICLE VII - CONDITIONS PRECEDENT...............................................................................35

         SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger.................................35
         SECTION 7.2  Conditions to Obligations of Parent and Merger Sub.........................................36
         SECTION 7.3  Conditions to Obligation of Company........................................................37
         SECTION 7.4  Frustration of Closing Conditions..........................................................38

ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................38

         SECTION 8.1  Termination................................................................................38
         SECTION 8.2  Effect of Termination......................................................................39
         SECTION 8.3  Amendment..................................................................................40
         SECTION 8.4  Extension; Waiver..........................................................................40
         SECTION 8.5  Termination Fees...........................................................................40
         SECTION 8.6  Procedure for Termination, Amendment, Extension or Waiver..................................41

ARTICLE IX - GENERAL PROVISIONS..................................................................................41

         SECTION 9.1  Nonsurvival of Representations and Warranties..............................................41
         SECTION 9.2  Fees and Expenses..........................................................................41
         SECTION 9.3  Definitions................................................................................41
         SECTION 9.4  Notices....................................................................................43
         SECTION 9.5  Interpretation.............................................................................43
         SECTION 9.6  Entire Agreement; Third-Party Beneficiaries................................................44
         SECTION 9.7  Governing Law..............................................................................44
         SECTION 9.8  Assignment.................................................................................44
         SECTION 9.9  Enforcement................................................................................44
         SECTION 9.10  Severability..............................................................................44
         SECTION 9.11  Counterparts..............................................................................44
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                                       ii

     AGREEMENT AND PLAN OF MERGER, dated as of April 16, 1998, among STERLING COMMERCE, INC., a Delaware corporation ("Parent"), STERLING COMMERCE (SOUTHERN), INC., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), and XCELLENET, INC., a Georgia corporation ("Company").


                                   RECITALS:

     A. The respective Boards of Directors of Parent, Merger Sub and Company have determined that it would be advisable and in the best interests of their respective shareholders for Parent to acquire Company, by means of a merger of Company with and into Merger Sub (the "Merger"), on the terms and subject to the conditions set forth in this Agreement.

     B. Concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, Parent and certain shareholders of Company have entered into a Shareholder Agreement, dated as of the date hereof (the "Shareholder Agreement").

     C. Parent, Merger Sub and Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto hereby agree as follows:
                                   ARTICLE I

                                   THE MERGER

      SECTION 1.1  The Merger.  On the terms and subject to the conditions set
                   ----------
forth in this Agreement, and in accordance with Section 252 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 14-2-1107 of the Georgia Business Corporation Code (the "GBCC"), the Merger shall be effected and Company shall be merged with and into Merger Sub at the Effective Time (as hereinafter defined). At the Effective Time, the separate existence of Company shall cease and Merger Sub shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation").

      SECTION 1.2  Closing.  Unless this Agreement shall have been terminated
                   -------
and the transactions herein contemplated shall have been abandoned pursuant to
Article VIII, and subject to the satisfaction or waiver of all of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on the second business day following satisfaction or waiver of all of the conditions set forth in Article VII, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions (the "Closing Date"), at the offices of Jones, Day, Reavis & Pogue,

2300 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, unless another date, time or place is agreed to in writing by the parties hereto.

      SECTION 1.3  Effective Time.  As soon as practicable after satisfaction
                   --------------
or, to the extent permitted hereunder, waiver of all conditions set forth in
Article VII, Merger Sub will execute a certificate of merger complying with the DGCL (the "Delaware Certificate of Merger") and a certificate of merger complying with the GBCC (the "Georgia Certificate of Merger"). On the Closing Date, Merger Sub will promptly file the Georgia Certificate of Merger with the Secretary of State of the State of Georgia (the "Georgia Secretary of State") and file the Delaware Certificate of Merger with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") and, together with Company, make all other filings or recordings required by the GBCC or the DGCL in connection with the Merger. The Merger shall become effective immediately upon the later of the filing of the Georgia Certificate of Merger and the filing of the Delaware Certificate of Merger or at such later time as is specified in the Georgia Certificate of Merger or the Delaware Certificate of Merger (the "Effective Time").

      SECTION 1.4  Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in the applicable provisions of the GBCC and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities of Company and Merger Sub shall become the liabilities of the Surviving Corporation.

      SECTION 1.5  Certificate of Incorporation; Bylaws.  At the Effective Time,
                   ------------------------------------
(a) the certificate of incorporation of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable Law (as hereinafter defined) and (b) the bylaws of Merger Sub as in effect at the Effective Time shall, from and after the Effective Time, be the bylaws of the Surviving Corporation until thereafter changed or amended in accordance with the provisions thereof and applicable law.

      SECTION 1.6  Directors; Officers.  From and after the Effective Time, the
                   -------------------
directors and officers of the Surviving Corporation shall be as set forth in
Section 1.6 of the Disclosure Memorandum (as hereinafter defined) until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

      SECTION 2.1  Effect on Capital Stock.  At the Effective Time, by virtue of
                   -----------------------
the Merger and without any action on the part of any holder of shares of Company's common stock, par value $0.01 per share (individually a "Share" and collectively the "Shares"), or any other capital stock of Company or any shares of capital stock of Merger Sub:

          (a) Common Stock of Merger Sub.  Each share of common stock, par value
              --------------------------
$0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding.

          (b) Cancellation of Treasury Shares and Parent-Owned Shares.  Each
              -------------------------------------------------------
Share issued and outstanding immediately prior to the Effective Time that is owned by Company or any Subsidiary (as hereinafter defined) of Company or by Parent, Merger Sub or any other Subsidiary of Parent (other than shares in trust accounts, managed accounts, custodial accounts and the like that are beneficially owned by third parties) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

          (c) Conversion of Shares.  Each Share issued and outstanding
              --------------------
immediately prior to the Effective Time (other than Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Merger Consideration (as hereinafter defined) upon surrender of the certificate formerly representing such Share in accordance with this Agreement.

          (d) Merger Consideration.  "Merger Consideration" shall mean, (i) a
              --------------------
cash payment in an amount equal to $8.80 (the "Cash Payment") and (ii) 0.2885 (the "Stock Factor") of a fully paid and nonassessable share of Parent's common stock, $0.01 par value per share ("Parent Common Stock"), adjusted, if necessary, pursuant to the following paragraph.

          Notwithstanding the foregoing, in the event that the aggregate amount of the Cash Payments, plus the dollar value of all Dissenting Shares (determined as provided in this Section 2.1(d)), exceeds the value of all shares of Parent Common Stock to be issued pursuant to Section 2.1(c) (based upon the closing sales price of the Parent Common Stock on the last trading day prior to the Closing Date), the Merger Consideration shall be adjusted by reducing the Cash Payment and increasing the aggregate number of Shares of Parent Common Stock to be issued pursuant to Section 2.1(c) in each case, to the minimum extent necessary, such that the dollar amount of the aggregate Cash Payments plus the dollar value of all Dissenting Shares (determined as provided in this Section 2.1(d)) is equal to the value of all shares of Parent Common Stock to be issued (based upon the closing sales price of the Parent Common Stock on the last trading day prior to the Closing Date). In determining the adjustment pursuant to the previous sentence, to the extent the Cash Payment is reduced, the number of shares of Parent Common Stock shall be increased, dollar for dollar, valuing the Parent Common Stock as the lesser of (i) the closing sales price of the Parent Common Stock on the last trading day prior to the Closing Date, and (ii) the average of the closing sales prices of Parent Common Stock for the three trading days prior to the Closing Date. For the purposes of this Section 2.1(d) only, the value of each Dissenting Share shall be deemed to be an amount equal to $22.

          The Stock Factor shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Common Stock (as hereinafter defined) or Parent Common Stock), reorganization, recapitalization or other like change with respect to the Common Stock or the Parent Common Stock occurring after the date hereof and on or prior to the Effective Time.

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

          (e) Dissenting Shares.  Notwithstanding anything in this Agreement to
              -----------------
the contrary, any Shares issued and outstanding immediately prior to the Effective Time held by a holder who has the right to demand, and who properly demands, payment for such Shares ("Dissenting Shares") in accordance with
Article 13 of the GBCC (together with any successor provision, "Article 13") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to payment in accordance with Article 13. If, after the Effective Time, such holder fails to perfect or loses any such right, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with this Section 2.1. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Article 13 and as provided in the immediately preceding sentence. Company shall give prompt notice to Parent of any demands received by Company for payment in accordance with Article 13, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

      SECTION 2.2  Stock Options.
                   -------------

          (a) At the Effective Time, each then-outstanding option to purchase Shares (collectively, "Options") under Company's 1987 Stock Option Plan, as amended, Company's 1994 Stock Option Plan for Outside Directors, as amended, Company's 1996 Long-Term Incentive Plan and issued on an individual basis and not under a plan (collectively, the "Stock Option Plans") shall be assumed by Parent and shall constitute an option (a "Substitute Option") to acquire, on substantially the same terms and subject to substantially the same conditions as were applicable under such Option, including without limitation term, vesting, exercisability, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and termination provisions, the number of shares of Parent Common Stock, rounded down to the nearest whole share, determined by multiplying the number of Shares subject to such Option immediately prior to the Effective Time by 0.4809 (the "Option Conversion Factor") at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Common Stock subject to such Option divided by the Option Conversion Factor; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under
Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code.

          (b) Company shall use its best efforts to obtain all necessary waivers, consents or releases from holders of Options under the Stock Option Plans and take any such other action as may be reasonably necessary to give effect to the transactions contemplated by this Section 2.2.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in Section 2.2(a). As soon as practicable after the Effective Time, Parent shall use reasonable efforts to file and cause to be declared effective a registration statement on Form S-8 (or any successor form) or another appropriate form to register the shares of Parent Common Stock subject to Substitute Options and Parent shall use reasonable efforts to maintain the effectiveness of such registration statements for so long as the Substitute Options remain outstanding. In addition, Parent shall use reasonable efforts to cause the shares of Parent Common Stock subject to Substitute Options to be listed on the NYSE (as hereinafter defined) and such other exchanges as Parent shall determine.

      SECTION 2.3  Share Purchase Rights.  Each reference in this Article II and
                   ---------------------
in Article III to a "Share" is a reference to such Share together with the Rights (as hereinafter defined in Section 4.1(c)), if any, associated with such Share.


                                  ARTICLE III

                               PAYMENT FOR SHARES

      SECTION 3.1  Payment For Shares.
                   ------------------

          (a) Payment Fund.  Concurrently with the Effective Time, Parent shall
              ------------
deposit, or shall cause to be deposited, with or for the account of BankBoston, N.A. or such other bank or trust company designated by Parent reasonably satisfactory to Company (the "Paying Agent") for the benefit of the holders of Shares (i) shares of Parent Common Stock representing the aggregate stock portion of the Merger Consideration and (ii) cash in an aggregate amount sufficient to pay the aggregate cash portion of the Merger Consideration (hereinafter collectively referred to as the "Payment Fund").

          (b) Letters of Transmittal; Surrender of Certificates.  As soon as
              -------------------------------------------------
reasonably practicable after the Effective Time, Parent shall instruct the Paying Agent to mail to each holder of record (other than Company or any of its Subsidiaries or Parent, Merger Sub or any of their respective Subsidiaries) of a certificate or certificates that, immediately prior to the Effective Time, evidenced outstanding Shares (the "Certificates"), (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment therefor. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in respect thereof (A) a certificate representing the number of whole shares of Parent Common Stock (and cash in lieu of fractional shares of Parent Common Stock as contemplated by this Section 3.1) that the aggregate number of Shares previously represented by such certificate or certificates so surrendered shall have been converted into the right to receive pursuant to Section 2.1(c) and (B) cash in an amount equal to the product of (1) the number of Shares theretofore represented by such Certificate and (2) the Cash Payment, and the Certificate so surrendered shall forthwith be canceled. No interest shall be paid or accrued on the Merger Consideration payable upon the surrender of any Certificate. If payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be promptly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered Certificate or established to the satisfaction of Parent and the Surviving Corporation that such tax has been paid or is not applicable.

          (c) Cancellation and Retirement of Shares; No Further Rights.  As of
              --------------------------------------------------------
the Effective Time, all Shares (other than Shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate theretofore representing any such Shares shall cease to have any rights with respect thereto (including, without limitation, the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of such Certificate in accordance with this Article III, and until so surrendered, each such Certificate shall represent for all purposes only the right, subject to Section 2.1(e), to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates.

          (d) Distributions with Respect to Unsurrendered Shares.  No dividends
              --------------------------------------------------
or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Shares represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 3.1(e), and all such dividends, other distributions and cash in lieu of fractional shares shall be paid by Parent to the Paying Agent and shall be included in the Payment Fund, in each case until the surrender of such Certificate in accordance with this Article III. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and the amount of any cash payable in lieu of fractional shares to which such holder is entitled pursuant to Section 3.1(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

          (e)  No Fractional Shares.
               --------------------

               (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented Shares which have been converted pursuant to Section 2.1(c), and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

               (ii) In lieu of any such fractional shares, each holder of Shares who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Section 3.1 will be paid an amount in cash

(without interest), rounded to the nearest cent, determined by multiplying (A) the per share closing price on the NYSE of Parent Common Stock (as reported on the NYSE Composite Transactions List) on the date on which the Effective Time occurs (or, if Parent Common Stock does not trade on the NYSE on such date, the first date of trading of Parent Common Stock on the NYSE after the Effective
Time) by (B) the fractional interest to which such holder otherwise would be entitled. Promptly upon request from the Paying Agent, Parent will make available to the Paying Agent the cash necessary for this purpose.

          (f) Investment of Payment Fund.  The Paying Agent shall invest the
              --------------------------
cash portion of the Payment Fund as directed by Parent, in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or (iv) certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital exceeding $500 million. Any net earnings with respect to the Payment Fund shall be the property of and paid over to Parent as and when requested by Parent; provided, however, that any such investment or any such payment of earnings shall not delay the receipt by holders of Certificates of the Merger Consideration.

          (g) Termination of Payment Fund.  Any portion of the Payment Fund
              ---------------------------
which remains undistributed to the holders of Certificates for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any holders of Certificates that have not theretofore complied with this Article III shall thereafter look only to Parent, and only as general creditors thereof, for payment of their claim for any Merger Consideration.

          (h) No Liability.  None of Parent, Merger Sub, the Surviving
              ------------
Corporation or the Paying Agent shall be liable to any person in respect of any payments or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (i) Withholding Rights.  Parent shall be entitled to deduct and
              ------------------
withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

          (j) Lost Certificates.  If any Certificate shall have been lost,
              -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on Shares deliverable in respect thereof, pursuant to this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.1  Representations and Warranties of Company.  Company
                   -----------------------------------------
represents and warrants to Parent and Merger Sub as follows:

          (a) Organization, Standing and Corporate Power.  Each of Company and
              ------------------------------------------
each Subsidiary of Company is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Company and each Subsidiary of Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on Company. Company has delivered to Parent true, complete and correct copies of the articles of incorporation and bylaws or comparable governing documents of Company and each Subsidiary of Company, in each case as amended to the date of this Agreement. A true, correct and complete list of all Subsidiaries of Company, together with the jurisdiction of incorporation of each such Subsidiary, is set forth in Section 4.1(a) of the Disclosure Memorandum. Company owns directly or indirectly each of the outstanding shares of capital stock of each of the Subsidiaries set forth in
Section 4.1(a) of the Disclosure Memorandum. Each of the outstanding shares of capital stock of each of Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable (or, in the case of foreign Subsidiaries, is appropriately authorized, validly issued and, if applicable under local Law, nonassessable), and except as set forth in Section 4.1(a) of the Disclosure Memorandum is owned, directly or indirectly, by Company free and clear of all Liens (as hereinafter defined). Except as set forth in Section 4.1(a) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities acquired in the ordinary course of business).

          (b) Authority; Noncontravention.  Company has all necessary corporate
              ---------------------------
power and authority to enter into this Agreement. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Company, subject, in the case of the Merger, to the approval of this Agreement by its shareholders as contemplated by Section 6.2. This Agreement has been duly executed and delivered by Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms. Except as specified in Section 4.1(b) of the Disclosure Memorandum, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the articles of incorporation or bylaws of Company or the comparable documents of any Subsidiary of Company, (ii) subject to the governmental filings and other matters referred to in the next following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Company or any of its Subsidiaries is a party or by which Company or any of its Subsidiaries or any of their respective assets is bound or affected, or (iii) subject to the governmental filings and other matters referred to in the next following sentence, contravene any applicable Law currently in effect, which, in the case of clauses (ii) and (iii) above could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity (as hereinafter defined) which has not been received or made is required by or with respect to Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Company or the consummation by Company of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger, (ii) the filing with the SEC of (A) the Proxy Statement (as hereinafter defined) relating to the approval and adoption by the shareholders of Company of this Agreement, and (B) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State and the Georgia Certificate of Merger with the Georgia Secretary of State, and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.1(b) of the Disclosure Memorandum, and (v) any other filings, authorizations, consents or approvals the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (c) Capital Structure.  The authorized capital stock of Company
              -----------------
consists of (i) 30,000,000 shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which 250,000 shares are designated Series G Junior Participating Preferred Stock ("Series G Preferred Stock"). At the close of business on April 15, 1998: (i) 8,381,193 shares of Common Stock were issued and outstanding, (ii) 2,877,977 shares of Common Stock were reserved for issuance pursuant to outstanding Options granted under the Stock Option Plans, (iii) 218,152 shares of Common Stock were reserved for issuance pursuant to Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), and
(iv) 250,000 shares of Company's Series G Preferred Stock were authorized for issuance solely pursuant to the exercise of the preferred stock purchase rights (the "Rights") issued pursuant to the Shareholder Protection Rights Agreement, dated as of November 21, 1997, between Company and SunTrust Bank, Atlanta, as rights agent (the "Company Rights Agreement"). Except as set forth in the immediately preceding sentence, at the close of business on April 15, 1998, no shares of capital stock (including without limitation shares of Series G Preferred Stock) or other equity securities of Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as specified above or in Section 4.1(c) of the Disclosure Memorandum, neither Company nor any Subsidiary of Company has or, at or after the Effective Time will have, any outstanding option, warrant, call, subscription or other right, agreement or commitment which (i) obligates Company or any Subsidiary of Company to issue, sell or transfer, or repurchase, redeem or otherwise acquire, any shares of the capital stock of Company or any Subsidiary of Company, (ii) restricts the transfer of any shares of capital stock of Company or any of its Subsidiaries, or (iii) relates to the voting of any shares of Company or any of its Subsidiaries. No bonds, debentures, notes or other indebtedness of Company or any Subsidiary of Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Company or any Subsidiary of Company may vote are issued or outstanding.

          (d) SEC Documents.  Company has filed all required reports, schedules,
              -------------
forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since January 1, 1996 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing the respective SEC Documents, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments).

          (e) Absence of Certain Changes or Events; No Undisclosed Material
              -------------------------------------------------------------
Liabilities.
-----------

              (i) Except as contemplated by this Agreement and except as disclosed in the SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed SEC Documents") or in Section 4.1(e)(i) of the Disclosure Memorandum, since the date of the most recent audited financial statements included in the Filed SEC Documents, Company and its Subsidiaries have conducted their business only in the ordinary course, and there has not been

(A) any change, event or occurrence which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company; (B) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Company's capital stock, or any redemption or other acquisition by Company of any shares of its capital stock; (C) any increase in the rate or terms of compensation payable or to become payable by Company or its Subsidiaries to their directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices; (D) any entry into, or increase in the rate or terms of, any bonus, insurance, severance, pension or other employee or retiree benefit plan, payment or arrangement made to, for or with any such directors, officers or employees, except increases occurring in the ordinary course of business consistent with past practices or as required by applicable Law; (E) any entry into any agreement, commitment or transaction by Company or any of its Subsidiaries which is material to Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the ordinary course of business; (F) any change by Company in accounting methods, principles or practices, except as required or permitted by generally accepted accounting principles; (G) any write-off or write-down of, or any determination to write-off or write-down, any asset of Company or any of its Subsidiaries or any portion thereof; or (H) any agreements by Company or any of its Subsidiaries to do any of the things described in the preceding clauses (A) through (G) other than as expressly contemplated or provided for herein.

              (ii) Except as disclosed in the Filed SEC Documents or in Section 4.1(e)(ii) of the Disclosure Memorandum and except for liabilities incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed SEC Documents, as of the date hereof, there are no liabilities of Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (f) Certain Information.  None of the information supplied or to be
              -------------------
supplied by Company specifically for inclusion or incorporation by reference in
(i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance by Parent of shares of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time that it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at any time that the Proxy Statement is amended or supplemented, at the time the Proxy Statement is mailed to the shareholders of Company or at the time of the Shareholders Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in such documents.

          (g) Real Property; Other Assets.  Except as set forth in Section
              ---------------------------
4.1(g) of the Disclosure Memorandum, Company has heretofore made available to Parent true, correct and complete copies of all leases, subleases and other agreements (the "Real Property Leases") under which Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the "Leased Real Property"), including all modifications, amendments and supplements thereto. Except as set forth in
Section 4.1(g) of the Disclosure Memorandum and except in each case where the failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company: (A) to the knowledge of Company, Company or one of its Subsidiaries has a valid and subsisting leasehold interest or other right or license to occupy in each parcel of Leased Real Property and such leasehold interest or other right or license to occupy is free and clear of all Liens and each Real Property Lease is in full force and effect,
(B) all rent and other sums and charges payable by Company or its Subsidiaries as tenants thereunder are current in all material respects, (C) no termination event or condition or uncured default of a material nature on the part of Company or any such Subsidiary or, to Company's knowledge, the landlord, exists under any Real Property Lease, and (D) Company or one of its Subsidiaries is the sole undisputed lessee of each Leased Real Property, is in actual possession thereof and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease. Neither Company nor any of its Subsidiaries owns, leases or occupies any real property other than the Leased Real Property.

          (h)  Software.
               --------

               (i) Section 4.1(h)(i) of the Disclosure Memorandum sets forth under the caption "Owned Software" a true, correct and complete list of all computer programs (source code or object code) owned by Company or any Subsidiary of Company, including without limitation any computer programs in the development or testing phase (collectively, the "Owned Software"), Section 4.1(h)(i) of the Disclosure Memorandum sets forth under the caption "Licensed Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person and licensed by Company to third parties (collectively, the "Licensed Software"), and Section 4.1(h)(i) of the Disclosure Memorandum sets forth under the caption "Other Software" a true, correct and complete list of all computer programs (source code or object code) licensed to Company or any Subsidiary of Company by another person and not licensed by Company to third parties, the loss of the current license to which could reasonably be expected to have a Material Adverse Effect on Company (collectively, the "Other Software" and, together with the Owned Software and the Licensed Software, the "Software").

               (ii) Except as specified in Section 4.1(h)(ii) of the Disclosure Memorandum, Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. Company, directly or through its Subsidiaries, is in actual possession of the source code and object code for each computer program included in the Owned Software, and Company, directly or through its Subsidiaries, is in possession of all other documentation, including without limitation all related engineering specifications, program flow charts, installation and user manuals and know-how necessary for the effective use of the

Software as currently used in Company's business or as offered or represented to Company's customers or potential customers. The license agreements for the Licensed Software and Other Software are in full force and effect, and Company has complied with all of its obligations under such license agreements. Company, directly or through its Subsidiaries, has the valid and enforceable power and right to license, lease, transfer, use or otherwise exploit, all versions and releases of the Licensed Software as provided in the licenses thereto, true, correct and complete copies of which have been made available to Parent and its representatives (and which licenses are listed in Section 4.1(h)(i) of the Disclosure Memorandum). Company, directly or through its Subsidiaries is in actual possession of the object code and user manuals for each computer program included in the Licensed Software. The Software, together with such other computer software licensed by Company or any of its Subsidiaries from time to time, the loss of the license to which could not reasonably be expected to have a Material Adverse Effect on Company, constitutes all of the computer programs necessary to conduct the business of Company and its Subsidiaries as now conducted. The Software includes all of the computer programs used in the development, marketing, licensing, sale or support of the products and the services presently offered by Company. Except for those customers who have licensed Owned Software and the resellers listed in Section 4.1(h)(ii) of the Disclosure Memorandum, no person other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof. Except for Company and its Subsidiaries and the resellers listed in Section 4.1(h)(ii) of the Disclosure Memorandum, no person has any rights to sell, license, lease or transfer the Owned Software or any portion thereof.

               (iii) Section 4.1(h)(iii) of the Disclosure Memorandum sets forth a true, correct and complete list, (A) by computer program, of all persons other than Company and its Subsidiaries that have been provided with the source code for any of the Owned Software, (B) of all agreements with persons holding such source code as escrow agent (and the escrow agent's list of third party beneficiaries), and (C) of the form of agreement pursuant to which any third party has a right to be provided such source code. All agreements pursuant to which any third parties have a right to be provided the source code are, in all material respects, in the form set forth in Section 4.1(h)(iii) of the Disclosure Memorandum. Except as specified in Section 4.1(h)(iii) of the Disclosure Memorandum, no person (other than Company and its Subsidiaries and any person that is a party to a contract referred to in clause (vii) of the first sentence of Section 4.1(k) that restricts such person from disclosing any information concerning such source code) is in possession of, or has or has had access to, any source code for any computer program included in the Owned Software.

               (iv) Except as disclosed in Section 4.1(h)(iv) of the Disclosure Memorandum, there are no defects in (i) any computer program included in the Owned Software or (ii) to the knowledge of Company, any Licensed Software or Other Software that, in either case, would materially adversely affect the functioning thereof in accordance with any published specifications therefor. Without limiting the generality of the foregoing, all of the Owned Software and, to the knowledge of Company, all Licensed Software and Other Software has the following properties and capabilities: (A) the capability to correctly recognize and accurately process dates expressed as a four-digit number (or the binary equivalent or other machine readable iteration thereof) (collectively, the "Four-Digit Dates"); (B) the capability to accurately execute calculations using Four-Digit Dates; (C) the functionality (both on-line and batch), including entry, inquiry, maintenance and update, to support processing involving Four-Digit Dates; (D) except as disclosed in Section 4.1(h)(iv) of the Disclosure Memorandum the capability to generate interfaces and reports that support processing involving Four-Digit Dates; (E) the capability to generate and successfully transition, without human intervention, into the year 2000 using the correct system date and to thereafter continue processing with Four-Digit Dates; and (F) the capability to provide correct results in forward and backward data calculations spanning century boundaries, including the conversion of pre-2000 dates currently stored as two-digit dates. Section 4.1(h)(iv) of the Disclosure Memorandum sets forth a true, correct and complete list of any current developments or maintenance efforts with respect to the Owned Software, including without limitation the development of new computer programs, enhancements or revisions to existing computer programs included in the Owned Software and software fixes in progress for any person to whom or to which Company or a Subsidiary of Company has sold, licensed, leased, transferred or otherwise furnished Owned Software or related products or services.

               (v) Except as specified in Section 4.1(h)(v) of the Disclosure Memorandum, none of the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any version or release of any computer program included in the Owned Software or the Licensed Software obligates or will obligate Company, any Subsidiary of Company or any of their respective successors or assigns to pay any royalty, fee or other compensation to any other person.

               (vi) Except as specified in Section 4.1(h)(i) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries markets and none of them is obligated to support any Licensed Software.

          (i)  Intellectual Property.
               ---------------------

               (i) Section 4.1(i)(i) of the Disclosure Memorandum sets forth a true, correct and complete list (including, to the extent applicable, registration, application or file numbers) of all patents, registered copyrights, registered trademarks and service marks and registered trade names owned by Company or any Subsidiary of Company, and all registrations of or applications for registration of any of the foregoing, including any additions thereto or extensions, continuations, renewals or divisions thereof (setting forth the registration, issue or serial number and a description of the same) (collectively, the "Scheduled Intellectual Property"). Parent has heretofore been furnished with a true, correct and complete list of each registration or application for registration covering any of the Scheduled Intellectual Property which is registered with, or in respect of which any application for registration has been filed with, any Governmental Entity. Except as described in Section 4.1(i)(i) of the Disclosure Memorandum, none of the Scheduled Intellectual Property has been declared invalid or challenged as invalid by any Governmental Entity or any other person, and to the knowledge of Company, the Scheduled Intellectual Property was properly obtained in accordance with all applicable Laws.

               (ii) The Scheduled Intellectual Property together with all unregistered copyrights and trademarks, domain names, and other intellectual property rights, including without limitation, trade secrets, processes, formulae, designs and know-how, owned or licensed by Company or any of its Subsidiaries and the rights licensed pursuant to licenses listed in Section 4.1(i)(ii) of the Disclosure Memorandum (together with the Scheduled Intellectual Property, the "Intellectual Property") constitute all of the intellectual property rights necessary to conduct their business as it is now conducted, and includes all of the intellectual property rights owned or licensed by Company and its Subsidiaries that are used in the development, marketing, licensing or support of the Software except for intellectual property rights, the absence of which could not reasonably be expected to have a Material Adverse Effect on Company. Except as specified in
Section 4.1(i)(ii) of the Disclosure Memorandum, (A) Company, directly or through its Subsidiaries, has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to use, the Intellectual Property free and clear of all Liens and (B) no person or entity other than Company and its Subsidiaries has any right or interest of any kind or nature in or with respect to the Intellectual Property or any portion thereof or any rights to use, market or exploit the Intellectual Property or any portion thereof. Section 4.1(i)(i) of the Disclosure Memorandum also sets forth a true, correct and complete list of all unregistered trademarks, service marks and domain names owned and used by Company or any of its subsidiaries.

          (j) No Infringement.  Except as specified in Section 4.1(j) of the
              ---------------
Disclosure Memorandum, neither the existence nor the sale, license, lease, transfer, use, reproduction, distribution, modification or other exploitation by Company, any Subsidiary of Company or any of their respective successors or assigns of any Software or Intellectual Property, as such Software or Intellectual Property, as the case may be, is or was, or is currently planned to be, sold, licensed, leased, transferred, used or otherwise exploited by such persons, does, did or will (i) infringe on any patent, trademark, copyright or other right of any other person, (ii) constitute a misuse or misappropriation of any trade secret, know-how, process, proprietary information or other right of any other person, or (iii) entitle any other person to any interest therein, or right to compensation from Company, any Subsidiary of Company or any of their respective successors or assigns by reason thereof. Except as specified in
Section 4.1(j) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries has received any notice of any lawsuit, claim, demand, proceeding or investigation (a "Claim") involving matters of the type contemplated by the immediately preceding sentence, or to the knowledge of Company, has any person asserted or threatened to make any Claim involving matters of the type contemplated by the immediately preceding sentence or is aware of any facts or circumstances that could reasonably be expected to give rise to any such Claim. Except as specified in Section 4.1(j) of the Disclosure Memorandum, there are no restrictions on the ability of Company, any Subsidiary of Company or any of their respective successors or assigns to sell, license, lease, transfer, use, reproduce, distribute, modify or otherwise exploit any Owned Software or Intellectual Property.

          (k) Material Contracts.  The following constitute Material Contracts:
              ------------------
(i) contracts with any current officer or director of Company or any of its Subsidiaries; (ii) contracts pursuant to which Company or any of its Subsidiaries has licensed other persons to use, sublicense, market or distribute the Owned Software; (iii) contracts pursuant to which Company or any of its Subsidiaries license other persons to use Owned Software which deviate in any material respect from the form contracts used since December 31, 1993, copies of which have been provided to Parent; (iv) contracts pursuant to which other persons license Company or any of its Subsidiaries the right to use and sublicense to others the Licensed Software; (v) contracts for the sale of, or the grant to any person of any preferential rights to purchase, the assets of Company or any of its Subsidiaries, other than contracts entered into in the ordinary course of business; (vi) contracts which restrict Company or any of its Subsidiaries from competing in any line of business or with any person in any geographical area or which restrict any other person from competing with Company or any of its Subsidiaries in any line of business or in any geographical area; (vii) contracts which restrict Company or any of its Subsidiaries from disclosing any information concerning or obtained from any other person; (viii) contracts which restrict any other person from disclosing any information concerning or obtained from Company or any of its Subsidiaries;
(ix) indentures, credit agreements, security agreements, mortgages, guaranties, promissory notes and other contracts relating to the borrowing of money; and (x) all other agreements, contracts or instruments entered into outside of the ordinary course of business or which are material to Company. There have been made available to Parent and its representatives true, correct and complete copies of all of the Material Contracts other than the Material Contracts specified in clauses (iii), (vii) and (viii) of the immediately preceding sentence. Except as specified in Section 4.1(k) of the Disclosure Memorandum, all of the Material Contracts are in full force and effect and are the legal, valid and binding obligation of Company and/or its Subsidiaries and each of the other parties thereto, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as specified in Section 4.1(k) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries is in breach or default in any material respect under any Material Contract nor, to the knowledge of Company, is any other party to any Material Contract in breach or default thereunder in any material respect. The deviations to the form contracts that are reflected in the Material Contracts referred to in clause (iii) above could not reasonably be expected to have a Material Adverse Effect on Company.

          (l) Litigation, Etc.  As of the date hereof, except as specified in
              ---------------
Section 4.1(l) of the Disclosure Memorandum, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries before any court or other Governmental Entity, and (ii) neither Company nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, decree or arbitration order or award that, in any such case described in clauses (i) and (ii), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. As of the date hereof, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of Company, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (m) Compliance with Applicable Laws.  All federal, state, local and
              -------------------------------
foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights ("Permits") necessary for each of Company and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company. Except as disclosed in the Filed SEC Documents or in Section 4.1(m) of the Disclosure Memorandum, Company and its Subsidiaries are in compliance with all applicable Laws, except for non-compliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (n) Environmental Laws.  Except as could not reasonably be expected to
              ------------------
have, individually or in the aggregate, a Material Adverse Effect on Company:
(i) to the knowledge of Company, neither Company nor any of its Subsidiaries has violated or is in violation of any Environmental Law (as hereinafter defined);
(ii) to the knowledge of Company, none of the properties leased by Company or any of its Subsidiaries (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Substance in quantities which require investigation or remediation under Environmental Laws; (iii) neither Company nor any of its Subsidiaries has received any claim of liability under Environmental Laws arising from any off-site contamination; (iv) neither Company nor any of its Subsidiaries has received notice of any claim for liability or remediation obligation under any Environmental Law; (v) no assets of Company or any of its Subsidiaries are subject to pending or, to the knowledge of Company, threatened Liens under any Environmental Law; (vi) Company and its Subsidiaries have all Permits required under any Environmental Law ("Environmental Permits"); and (vii) Company and its Subsidiaries are in compliance with their respective Environmental Permits, if any.

          (o) Taxes.  Except as specified in Section 4.1(o) of the Disclosure
              -----
Memorandum:

              (i) Except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has (A) timely filed all federal, state, local and foreign returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed by or for it in respect of any Taxes (as hereinafter defined) and has caused such Returns as so filed to be true, correct and complete, (B) established reserves that are reflected in Company's most recent financial statements included in the Filed SEC Documents and that as so reflected are adequate for the payment of all Taxes not yet due and payable with respect to the results of operations of Company and its Subsidiaries through the date hereof, and (C) timely withheld and paid over to the proper taxing authorities all Taxes and other amounts required to be so withheld and paid over. Each of Company and each Subsidiary of Company (and any affiliated or unitary group of which any such person was a member) has timely paid all Taxes that are shown as being due on the Returns referred to in the immediately preceding sentence.

              (ii) (A) There has been no taxable period for which a Return of Company or any of its Subsidiaries has been examined by the IRS, (B) all examinations, if any, by the IRS of any taxable period have been completed without the assertion of material deficiencies, and (C) except for alleged deficiencies which have been finally and irrevocably resolved, Company has not received formal or informal notification that any deficiency for any Taxes, the amount of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, has been or will be proposed, asserted or assessed against Company or any of its Subsidiaries by any federal, state, local or foreign taxing authority or court with respect to any period.

              (iii) Neither Company nor any of its Subsidiaries has requested, executed or entered into with the IRS or any other taxing authority (A) any agreement or other document that continues in force and effect beyond the Effective Time and that extends or has the effect of extending the period for assessments or collection of any federal, state, local or foreign Taxes, (B) any closing agreement or other similar agreement (nor has Company or any of its Subsidiaries received any ruling, technical advice memorandum or similar determination) affecting the determination of Taxes required to be shown on any Return not yet filed, or (C) requested any extension of time to be granted to file after the Effective Date any return required by applicable Law to be filed by it.

              (iv) Neither Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company or any of its Subsidiaries. None of the assets of Company or any of its Subsidiaries is required to be treated as being owned by any other person pursuant to the "safe harbor" leasing provisions of Section 168(f)(8) of the Internal Revenue Code of 1954 as formerly in effect.

              (v) Neither Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement or similar agreement or arrangement.

              (vi) Company has not agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

              (vii) Neither Company nor any of its Subsidiaries is, or has been, a United States Real Property Holding Corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          For purposes of this Agreement, "Taxes" shall mean all federal, state, local, foreign income, property, sales, excise, employment, payroll, franchise, withholding and other taxes, tariffs, charges, fees, levies, imposts, duties, licenses or other assessments of every kind and description, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

          (p) Benefit Plans.  Section 4.1(p) of the Disclosure Memorandum sets
              -------------
forth a true, correct and complete list of all the "employee benefit plans" (as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries ("Company ERISA Plans") and any other benefit or compensation plan, program or arrangement maintained or contributed to for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries (Company ERISA Plans and such plans being referred to as "Company Plans"). Company has furnished or made available to Parent and its representatives a true, correct and complete copy of every document pursuant to which each Company Plan is established or operated (including any summary plan descriptions), a written description of any Company Plan for which there is no written document, and the three most recent annual reports, financial statements and actuarial valuations with respect to each Company Plan. Except as specified in Section 4.1(p) of the Disclosure
Memorandum:

              (i) none of the Company ERISA Plans is a "multiemployer plan" within the meaning of ERISA;

              (ii) none of the Company Plans promises or provides retiree health or life insurance benefits to any person;

              (iii) none of the Company ERISA Plans is a plan subject to Title IV of ERISA;

              (iv) except as disclosed in Section 4.1(p)(iv) of the Disclosure Memorandum, none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement;

              (v) neither Company nor any of its Subsidiaries has an obligation to adopt, or is considering the adoption of, any new Company Plan or, except as required by Law, the amendment of an existing Company Plan;

              (vi)   each Company ERISA Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service ("IRS") that it is so qualified except as disclosed in Section 4.1(p)(vi) of the Disclosure Memorandum and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company ERISA Plan;

              (vii) except as described in Section 4.1(p)(vii) of the Disclosure Memorandum, each Company Plan has been operated in accordance with its terms and the requirements of all applicable Law; and

              (viii) Company is not aware of any claims relating to the Company Plans, other than routine claims for benefits;

provided, however, that the failure of the representations set forth in clauses
(vi), (vii) and (viii) to be true and correct shall not be deemed to be a breach of any such representation unless such failures could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (q) Absence of Changes in Benefit Plans.  Except as disclosed in the
              -----------------------------------
Filed SEC Documents or in Section 4.1(q) of the Disclosure Memorandum, since the date of the most recent audited financial statements included in the Filed SEC Documents, neither Company nor any of its Subsidiaries has adopted or agreed to adopt any collective bargaining agreement or any Company Plan or any amendment thereto.

          (r)  Labor Matters.
               -------------

               (i) Except as specified in Section 4.1(r)(i) of the Disclosure Memorandum, neither Company nor any of its Subsidiaries is a party to any employment, severance, labor or collective bargaining agreement, and there are no employment, severance, labor or collective bargaining agreements which pertain to employees of Company or any of its Subsidiaries. Company has heretofore made available to Parent true, complete and correct copies of the agreements specified in Section 4.1(r)(i) of the Disclosure Memorandum, together with all amendments, modifications, supplements or side letters affecting the duties, rights and obligations of any party thereunder.

               (ii) No employees of Company or any of its Subsidiaries are represented by any labor organization and, to the knowledge of Company, no labor organization or group of employees of Company or any of its Subsidiaries has made a pending demand for recognition or certification. There are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and, to the knowledge of Company, there are no organizing activities involving Company or any of its Subsidiaries pending with any labor organization or group of employees of Company or any of its Subsidiaries.

               (iii) Except as specified in Section 4.1(r)(iii) of the Disclosure Memorandum, there are no (A) unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of Company or any of its Subsidiaries which, if resolved against Company or any of its Subsidiaries, as the case may be, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, or (B) complaints, charges or claims against Company or any of its Subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by Company or any of its Subsidiaries which, if resolved against Company or any of its Subsidiaries, as the case may be, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

          (s)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than BancAmerica Robertson Stephens, the fees and expenses of which will be paid by Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

          (t)  Written Opinion of Financial Advisor.  Company has received the
               ------------------------------------
written opinion of BancAmerica Robertson Stephens, dated April 16, 1998 (a true and complete copy of which has been delivered to Parent by Company), to the effect that, based upon and subject to the matters set forth therein and as of the date thereof, the Merger Consideration was fair to such shareholders from a financial point of view.

          (u)  Voting Requirements.  The affirmative vote of a majority of the
               -------------------
votes entitled to be cast by the holders of Shares entitled to vote thereon at the Shareholders Meeting with respect to the approval and adoption of this Agreement is the only vote of the holders of any class or series of Company's capital stock or other securities required in connection with the consummation by Company of the Merger and the other transactions contemplated hereby to be consummated by Company.

          (v)  Rights Plan Matters.  A true, correct and complete copy of the
               -------------------
Company Rights Agreement (including all amendments thereto) is included in the Filed SEC Documents. Concurrently with the execution and delivery of this Agreement, Company's Board of Directors has taken all necessary action to approve, and each of Company and the Rights Agent has duly executed, an amendment to the Company Rights Agreement which provides that (i) notwithstanding anything in the Company Rights Agreement to the contrary, the execution and delivery of this Agreement or the Shareholder Agreement, the public announcement or consummation of the transactions contemplated hereby or thereby and the other matters provided for herein (including the Merger) or therein will not result in (A) Parent or Merger Sub or any of their respective Affiliates or Associates being an Acquiring Person, (B) the occurrence of a Flip-In Date, a Stock Acquisition Date, a Separation Time, a Flip-Over Transaction or Event, or (C) the Rights becoming exercisable, and (ii) the Expiration Time of the Rights shall occur immediately prior to the Effective Time, and Company shall cause such amendment, together with a certificate from Company that such amendment satisfies the terms of Section 5.4 of the Company Rights Agreement, to be delivered to the Rights Agent in accordance with Section
5.4 of the Company Rights Agreement. Except as set forth in the preceding sentence in connection with the transactions contemplated by this Agreement or the Shareholder Agreement, the Company Rights Agreement shall not be amended by Company without the prior written consent of Parent, which consent Parent may withhold in its sole discretion. For purposes hereof, the terms "Acquiring Person," "Affiliate," "Associate," "Expiration Time," "Flip-In Date," "Stock Acquisition Date," "Flip-Over Transaction or Event," "Right" and "Rights Agent" shall have the respective meanings ascribed thereto in the Company Rights Agreement.

          (w)  Takeover Statutes.  The Board of Directors of Company has
               -----------------
approved the execution and delivery of this Agreement and the Shareholder Agreement and the transactions contemplated hereby and thereby in accordance with the applicable provisions of the GBCC, and as a result thereof, Article 11,
Part 3, of the GBCC and Article 12 of Company's bylaws do not and will not apply to this Agreement and the Shareholder Agreement, or the transactions contemplated hereby and thereby.

          (x)  Related Parties.  Except as disclosed in Filed SEC Documents or
               ---------------
Section 4.1(x) of the Disclosure Memorandum, to the knowledge of Company, none of the executive officers or directors of Company, or any beneficial owner of two percent (2%) or more of the outstanding Shares, or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing:

               (i) owns, directly or indirectly, any interest in (except for stock holdings not in excess of two percent (2%) held solely for investment purposes in securities which are listed on a national securities exchange or which are regularly traded in the over-the-counter market), or is an owner, sole proprietor, stockholder, partner, director, officer, employee, consultant or agent of any person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, Company or any of its Subsidiaries, except where the value to such person of any such arrangement with Company and its Subsidiaries has not exceeded $60,000 during the period since December 31, 1997;

               (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests, tangible property or intangible property which Company or any of its Subsidiaries currently use in their business;

               (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under any compensation plans and similar matters; or

               (iv) has sold to, or purchased from, Company or any of its Subsidiaries any assets or property for consideration in excess of $60,000 in the aggregate since December 31, 1997.

          As used in this Section 4.1(x), a person's immediate family shall mean such person's spouse, parents, grandparents, uncles, aunts, first cousins, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.

      SECTION 4.2  Representations and Warranties of Parent and Merger Sub.
                   -------------------------------------------------------
Parent and Merger Sub represent and warrant to Company as follows:

          (a) Organization, Standing and Corporate Power.  Each of Parent and
              ------------------------------------------
Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Merger Sub and each other Subsidiary of Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Parent has delivered to Company true and complete copies of the certificate of incorporation and by-laws of Parent and certificate of incorporation and by-laws of Merger Sub, as amended to the date of this Agreement.

          (b) Authority; Noncontravention.  Parent and Merger Sub have all
              ---------------------------
necessary corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub and have been duly approved by Parent as sole shareholder of Merger

Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agree ment has been duly executed and delivered by each of Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each such party in accordance with its terms. Except as specified in Section 4.2(b) of the Disclosure Memorandum, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not (i) conflict with any of the provisions of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of Merger Sub, (ii) subject to the governmental filings and other matters referred to in the next following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective assets is bound or affected, or
(iii) subject to the governmental filings and other matters referred to in the next following sentence, contravene any applicable Law currently in effect, which, in the case of clauses (ii) and (iii) above, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger, (ii) the filing with the SEC of (A) the Form S-4 and (B) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Delaware Certificate of Merger with the Delaware Secretary of State, the Georgia Certificate of Merger with the Georgia Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (iv) state "blue-sky" filings, (v) NYSE approvals,
(vi) such other consents, approvals, authorizations, filings or notices as are specified in Section 4.2(b) of the Disclosure Memorandum, and (vii) any other applicable filings, authorizations, consents or approvals the failure to make or obtain which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (c)  Capital Structure.  As of the date hereof, the authorized capital
               -----------------
stock of Parent consists of (i) 150,000,000 shares of Parent Common Stock, and
(ii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which 1,500,000 shares are designated Series A Junior Participating Preferred Stock ("Parent Series A Preferred Stock"). At the close of business on April 15, 1998, (i) 91,024,996 shares of Parent Common Stock were issued and outstanding,
(ii) 20,018,187 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option plan (subject to adjustment in accordance with the terms of such stock option plan in the form filed as an exhibit to the Filed Parent SEC Documents (as hereinafter defined)), (iii) 4,000,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's employee stock purchase plan, and (iv) 1,500,000 shares of Parent Series A Preferred Stock were authorized for issuance solely pursuant to the exercise of the preferred stock purchase rights issued pursuant to the Rights Agreement, dated December 18, 1997, between Parent and The First National Bank of Boston, as rights agent. Except as set forth in the immediately preceding sentence, at the close of business on April 15, 1998, no shares of capital stock or other equity securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares of Parent Common Stock which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value per share, all of which shares have been validly issued, are fully paid and nonassessable and are owned by Parent. As of the date hereof, no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of Parent may vote are issued or outstanding.

          (d)  SEC Documents.  Parent has filed all required reports, schedules,
               -------------
forms, statements and other documents with the SEC since October 1, 1996 (the "Parent SEC Docu ments"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (e)  Absence of Certain Changes of Events; No Undisclosed Material
               -------------------------------------------------------------
Liabilities.
-----------

               (i) Except as disclosed in the Parent SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Parent SEC Documents") or in Section 4.2(e) of the Disclosure Memorandum, since the date of the most recent audited financial statements included in the Filed Parent SEC Documents, Parent and its Subsidiaries have conducted their business only in the ordinary course, and there has not been any change, event or occurrence which has had or would have, individually or in the aggregate, a Material Adverse Effect on Parent.

               (ii) Except as set forth in or disclosed in the Filed Parent SEC Documents or in the Disclosure Memorandum and except for liabilities incurred in the ordinary course of business since the date of the most recent financial statements included in the Filed

Parent SEC Documents, as of the date hereof, there are no liabilities of Parent or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, due, to become due, determined, determinable or otherwise, having or which would, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (f)  Certain Information.  None of the information supplied or to be
               -------------------
supplied by Parent or Merger Sub in writing specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the time it is filed with the SEC, at any time that the Proxy Statement is amended or supplemented, at the time the Proxy Statement is mailed to the shareholders of Company, or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference in such document based on information supplied by or on behalf of Company specifically for inclusion or incorporation by reference therein.

          (g)  Financial Capacity.  Parent has available sufficient funds to
               ------------------
enable it to satisfy its obligations under Section 3.1.

          (h)  Brokers.  No broker, investment banker, financial advisor or
               -------
other person, other than Broadview Associates LLC and B.T. Alex. Brown Incorporated, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

          (i)  Litigation, Etc.  As of the date hereof, except as disclosed in
               ---------------
Section 4.2(i) of the Disclosure Memorandum, (i) there is no suit, claim, action, proceeding (at law or in equity) or investigation pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries (including, without limitation, any product liability claims) before any court or other Governmental Entity, and (ii) neither Parent nor any of its Subsidiaries is subject to any outstanding order, writ, judgement, injunction, order, decree or arbitration award or order that, in any such case described in clauses (i) and (ii), has had or would have, individually or in the aggregate, a Material Adverse Effect on Parent. As of the date hereof, there are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of Parent, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.

          (j)  Compliance with Applicable Laws.  All Permits necessary for each
               -------------------------------
of Parent and its Subsidiaries to own, lease or operate its properties and assets and to carry on its business as now conducted have been obtained or made, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which lack or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as disclosed in the Filed Parent SEC Documents or in Section 4.2(j) of the Disclosure Memorandum, Parent and its Subsidiaries are in compliance with all applicable Laws, except for noncompliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                                   ARTICLE V

                                   COVENANTS

      SECTION 5.1  Conduct of Business of Company.  Except as contemplated by
                   ------------------------------
this Agreement, during the period from the date of this Agreement to the Effective Time, Company shall, and shall cause each of its Subsidiaries to, act and carry on its businesses only in the ordinary course of business and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and key employees and preserve the goodwill of those engaged in material business relationships with them, and to that end, without limiting the generality of the foregoing, except as set forth in Section 5.1 of the Disclosure Memorandum, Company shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Parent:

               (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock (other than with respect to a Subsidiary of Company, to its corporate parent), (B) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares;

               (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than upon the exercise of Options outstanding on the date of this Agreement;

               (iii) amend its articles of incorporation, bylaws or other comparable charter or organizational documents;

               (iv) directly or indirectly acquire, make any investment in, or make any capital contributions to, any person (other than any direct or indirect wholly owned Subsidiary);

               (v) directly or indirectly sell or otherwise dispose of any of its properties or assets that are material to its business, except for sales or licenses of software in the ordinary course of business;

               (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, or (B) make any loans or advances to any other person, other than to Company or to any direct or indirect wholly owned Subsidiary of Company and other than routine advances to employees, except, in the case of clause (A), for borrowings under existing credit facilities described in the Filed SEC Documents in the ordinary course of business;

               (vii) grant or agree to grant to any employee any increase in wages or bonus, severance, profit sharing, retirement, deferred compensation, insurance or other compensa tion or benefits, or establish any new compensation or benefit plans or arrangements, or amend or agree to amend any existing Company Plans, except as may be required under existing agreements or by Law and normal, regularly scheduled increases in respect of non-officer employees consistent with past practices;

               (vii) enter into or amend any employment, consulting, severance or similar agreement with any individual;

               (ix) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization or any agreement relating to an Acquisition Proposal (as hereinafter defined) (other than as expressly permitted pursuant to this Agreement);

               (x) make any tax election or settle or compromise any income tax liability of Company or of any of its Subsidiaries involving on an individual basis more than $25,000;

               (xi) make any change in any method of accounting or accounting practice or policy, except as required by any changes in generally accepted accounting principles;

               (xii) enter into any agreement, understanding or commitment that restrains, limits or impedes Company's ability to compete with or conduct any business or line of business; or

               (xiii) authorize any of, or commit or agree to take any of, the foregoing actions in respect of which it is restricted by the provisions of this
Section 5.1.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

      SECTION 6.1  Preparation of the Proxy Statement and the Form S-4;
                   ----------------------------------------------------
Accountant's Letters.
--------------------

          (a) As soon as practicable following the date hereof:

               (i) Company and Parent shall jointly prepare for inclusion in the Form S-4, and Company shall file with the SEC, as soon as practicable after the date hereof, a proxy statement (the "Proxy Statement") relating to the Merger in accordance with the Exchange Act and the rules and regulations under the Exchange Act, with respect to the transactions contemplated by this Agreement. Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. Company and Parent shall use all reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to the shareholders of Company at the earliest practicable date after the Form S-4 is declared effective by the SEC.

               (ii) Parent shall prepare and file with the SEC, as soon as practicable after the date hereof, the Form S-4. Each of Company and Parent shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent also shall take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and Company shall furnish all information concerning Company and the holders of the Shares as may be reasonably requested in connection with any such action.

          (b) Company shall use its reasonable efforts to cause to be delivered to Parent a letter of Arthur Anderson LLP, Company's independent public accountants, dated as of a date within two business days before the date on which the Form S-4 shall become effective, and a letter of Arthur Anderson LLP, dated as of a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent accountants in connection with registration statements similar to the Form S-4.

          (c) Parent shall use its reasonable efforts to cause to be delivered to Company a letter of Ernst & Young LLP, Parent's independent public accountants, dated as of a date within two business days before the date on which the Form S-4 shall become effective and a letter of Ernst & Young LLP, dated as of a date within two business days before the Closing Date, each addressed to Company, in form and substance reasonably satisfactory to Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

      SECTION 6.2  Shareholders Meeting.  Subject to Company's right to
                   --------------------
terminate this Agreement pursuant to Section 8.1, Company shall take all action necessary, in accordance with the GBCC, the Exchange Act and other applicable Law, the rules of NASDAQ and its articles of incorporation and bylaws, to convene a meeting of the shareholders of Company (the "Share holders Meeting") as promptly as practicable after the Form S-4 is declared effective by the SEC for the purpose of considering and voting upon this Agreement. Subject to Company's right to terminate this Agreement pursuant to Section 8.1 and subject to the Board of Directors of Company determining in good faith that the making of such recommendation or the failure to withdraw such recommendation would constitute a breach of fiduciary duties of the members of the Board of Directors of Company under applicable Law, the Board of Directors of Company shall recommend that the holders of the Shares vote in favor of the approval of this Agreement at the Shareholders Meeting and such recommendation shall be included in the Proxy Statement. At the Shareholders Meeting, Parent and Merger Sub shall vote any Shares beneficially owned by them in favor of the approval of this Agreement.

      SECTION 6.3  Access to Information; Confidentiality.  Company shall, and
                   --------------------------------------
shall cause each of its Subsidiaries to, afford to Parent and to Parent's officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, tax returns, personnel and records and, during such period, Company shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Parent such information concerning its business, properties, financial condition, operations and personnel as Parent may from time to time reasonably request, provided that the foregoing action shall be reasonably related to the transactions contemplated hereby (including, without limitation, the integration of Company's business with Parent and its existing businesses) and shall not interfere unnecessarily with normal operations. Parent shall, and shall cause each of its Subsidiaries to, afford to Company and to Company's officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, tax returns, personnel and records and during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Company such information concerning its business, properties, financial condition, operations and personnel as Company may from time to time reasonably request, provided that the foregoing action shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Any such investigation by Parent or Company shall not affect the representations or warranties contained in this Agreement. Parent and Company will hold, and will cause their respective directors, officers, partners, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any non-public information obtained from the other party in confidence to the extent required by, and in accordance with the provisions of the letter agreements between Parent and Company with respect to confidentiality and other matters.

      SECTION 6.4  Reasonable Best Efforts.  Subject to the terms and conditions
                   -----------------------
set forth in this Agreement, each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including the satisfaction of the respective conditions set forth in
Article VII, provided that nothing herein shall preclude any party from exercising its rights under this Agreement.

      SECTION 6.5  Indemnification.
                   ---------------

          (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who, with the consent of Parent, becomes prior to the Effective Time, an officer or director of Company (each, an "Indemnified Party") against all losses, claims, damages, costs, expenses (including reasonable costs of investigation and defense and reasonable attorneys' fees and expenses), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Company whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case, to the fullest extent permitted under the GBCC and by Company's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any matter and whether or not Parent or the Surviving Corporation is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon by Parent and the Indemnified Party.

          (b) Without limiting the foregoing, in the event any such Claim is brought against any Indemnified Party, whether arising before or after the Effective Time, the Surviving Corporation shall assume and direct all aspects of the defense thereof, including settlement; the Surviving Corporation shall retain and direct, and pay all fees and expenses of, counsel reasonably satisfactory to such Indemnified Party, provided that if the Surviving Corporation elects not to assume such defense or if counsel for the Indemnified Party advises that there are substantive issues that raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to Parent, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received to the extent not prohibited by applicable Law and upon receipt of any affirmation and undertaking required by applicable Law. The Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, except to the extent that, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, there exist conflicts of interest among such Indemnified Parties that preclude one firm of counsel from representing the interests of all such Indemnified Parties. The Indemnified Party shall cooperate in the vigorous defense of any such matter. The Indemnified Party shall have a right to participate in (but not control) the defense of any such matter with its own counsel and at its own expense. Neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, which shall not be unreasonably withheld. After the Effective Time neither Parent nor the Surviving Corporation shall settle any such matter unless (i) the Indemnified Party gives prior written consent, which shall not be unreasonably withheld, or (ii) the terms of the settlement provide that the Indemnified Party shall have no responsibility for the discharge of any settlement amount and impose no other obligations or duties on the Indemnified Party and the settlement discharges all rights against Indemnified Party with respect to such matter. Any Indemnified Party wishing to claim indemnification under this
Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Company (or, after the Effective Time, Parent and the Surviving Corporation) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 6.5 except to the extent such failure prejudices such party).

          (c) If Parent or the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other person and shall not be the continuing or surviving person in such consolidation or merger, or shall transfer all or substantially all of its assets to any person, then and in each case, provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.5.

          (d) Parent shall, or shall cause the Surviving Corporation to, purchase policies of directors' and officers' "run-off" liability insurance (or policies that contain terms and conditions that are no less advantageous, in any material respect, to the directors and officers and former directors and officers of Company as the directors' and officers' liability insurance policies that are in effect at Company on the date hereof), which insurance shall remain in effect for a period of not less than three years from and after the Effective Time; provided that the Surviving Corporation shall not be required to pay an annual premium thereon in excess of the last annual premium paid prior to the date hereof by Company on its current directors' and officers' insurance policy.

          (e) The provisions of this Section 6.5 shall survive the Effective Time, are intended expressly to be for the benefit of, and shall be enforceable by, each Indemnified Party and their respective heirs and representatives. Parent hereby guarantees, for a period of seven years, the performance by the Surviving Corporation of the indemnification obligations of the Surviving Corporation pursuant to this Section 6.5; provided that, in the event that any claim is asserted or made within such seven-year period, Parent's guarantee shall continue in respect of any such claim until final disposition of such claim.

      SECTION 6.6  Public Announcements.  Parent and Merger Sub, on the one
                   --------------------
hand, and Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release, SEC filing (including without limitation the Form S-4 and the Proxy Statement) or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except (i) to the extent any party reasonably determines, after consultation with its counsel, that disclosure is necessary or advisable in order to satisfy such party's disclosure obligations under applicable Law, or (ii) as may be required by court process or by obligations pursuant to any listing agreement with any national securities exchange.

      SECTION 6.7  No Solicitation; Acquisition Proposals.
                   --------------------------------------

          (a) Until the termination of this Agreement in accordance with Section 8.1, Company shall not, and shall not authorize or permit any of its Subsidiaries, or any of its or their affiliates, officers, directors, employees, agents or representatives (including without limitation any investment banker, financial advisor, attorney or accountant retained by Company or any of its Subsidiaries), to, directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries, any expression of interest or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal; provided, however, that nothing in this Agreement shall prohibit the Board of Directors of Company from (A) furnishing information to, or entering into, maintaining or continuing discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal after the date hereof or (B) recommending an Acquisition Proposal to the shareholders of Company, if, and to the extent that, the Board of Directors of Company, (i) determines in good faith that such Acquisition Proposal would constitute a Superior Proposal (as hereinafter defined) and (ii) determines in good faith (after consultation with outside legal counsel) that such action is necessary for the Board of Directors of Company to comply with its fiduciary duties under applicable Law, and, prior to furnishing any non-public information to such person, Company receives from such person an executed confidentiality agreement with provisions no less favorable to Company than the letter agreement relating to the furnishing of confidential information of Company to Parent referred to in the last sentence of Section 6.3. Company shall promptly (and, in any event within 24 hours) notify Parent after receipt of any Acquisition Proposal or any request for information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person who has informed Company that such person is considering making, or has made, an Acquisition Proposal, and Company shall keep Parent informed in reasonable detail of the status and details of any such Acquisition Proposal.

          (b) For purposes of this Agreement, "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement with Parent or Merger Sub) involving
Company: (A) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of Company and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions; (C) any tender offer or exchange offer for 20 percent or more of the outstanding shares of capital stock of Company or the filing of a registration statement under the Securities Act in connection therewith; or (D) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "Superior Proposal" means any Acquisition Proposal that Company's Board of Directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Company's shareholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of Company's Board of Directors, is reasonably capable of being obtained by such third party.

          (c) Nothing contained in this Section 6.7 shall prohibit Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to Company's shareholders which, in the good faith judgment of the Board of Directors of Company based on the advice of outside counsel, is required under applicable Law; provided that Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal unless Company and its Board of Directors have complied with all the provisions of this Section 6.7.

      SECTION 6.8  Consents, Approvals and Filings.  Upon the terms and subject
                   -------------------------------
to the conditions hereof, each of the parties hereto shall (a) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act and the Exchange Act, with respect to the Merger and the other transactions contemplated hereby and (b) use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby, including without limitation using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Company and its Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated hereby and to fulfill the conditions to the Merger; provided, however, (i) that in no event shall Parent or any of its Subsidiaries be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Subsidiaries (including without limitation the Surviving Corporation after consummation of the Merger) in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including without limitation under the HSR Act) and (ii) that nothing herein shall preclude any party from exercising its rights under this Agreement.

      SECTION 6.9  Board Action Relating to Stock Option Plans and Stock
                   -----------------------------------------------------
Purchase Plan.
-------------

          (a) As soon as practicable following the date of this Agreement, the Board of Directors of Company (or, if appropriate, any committee administering a Stock Option Plan) shall adopt such resolutions or take such actions, if any, as may be required to adjust the terms of all outstanding Options in accordance with Section 2.2 and shall make such other changes to the Stock Option Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld). Notwithstanding the foregoing or anything else in this Agreement to the contrary, except as disclosed in Section 6.9(a) of the Disclosure Memorandum, Company shall not take any action to accelerate the vesting, exercisability or other rights under any Options granted under any Stock Option Plan.

          (b) Without limiting the generality or effect of Section 5.1, at the written request of Parent, the Board of Directors of Company shall adopt such resolutions or take such actions as may be required pursuant to the Stock Purchase Plan such that no Option Period (as such term is defined in the Stock Purchase Plan) will commence after the date hereof. Alternatively, at the request of Parent, the Board of Directors of Company shall amend the Stock Purchase Plan as reasonably requested by Parent, including to provide that the next Option Period will expire at or immediately prior to the Effective Time.

      SECTION 6.10 Employment and Employee Benefit Matters.
                   ---------------------------------------

          (a) Each of Parent, Merger Sub and Company will take the actions indicated to be taken by it in Section 6.10(a) of the Disclosure Memorandum at or prior to the time specified therein. Following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts disclosed in Section 6.10(a) of the Disclosure Memorandum between Company or any of its Subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Company Plans, to the extent it does not constitute a violation of this Agreement.

          (b) As promptly as practicable, following the Effective Time, Parent shall cause to be provided generally to officers and employees of Company and its Subsidiaries employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Parent Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent to their similarly situated officers and employees; provided, that, for a period of 12 months after the Effective Time, Parent shall provide generally to officers and employees of Company and its Subsidiaries (other than those persons who currently have written severance agreements with Company) severance benefits in accordance with the policies of either (i) Company as disclosed in Section 6.10(b) of the Disclosure Memorandum, or (ii) Parent, whichever of (i) or (ii) will provide the greater benefit to the officer or employee. For purposes of participation, vesting and (except in the case of Parent retirement and sabbatical plans) benefit accrual under Parent's employee benefit plans, the service of the employees of Company and its Subsidiaries prior to the Effective Time shall be treated as service with Parent participating in such employee benefit plans.

      SECTION 6.11 Affiliates and Certain Shareholders. At least three business
                   -----------------------------------
days prior to the Closing Date, Company shall deliver to Parent a letter identifying all persons whom it reasonably believes are "affiliates" of Company for purposes of Rule 145 under the Securities Act. Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto. Parent shall not be required to maintain the effectiveness of the Form S-4 or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates, and the certificates representing Parent Common Stock received by such affiliates in the Merger shall bear a customary legend regarding applicable Securities Act restrictions.

      SECTION 6.12 NYSE Listing. Parent shall use its reasonable efforts to
                   ------------
cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date, and Parent shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

      SECTION 6.13 Advice of Changes.  Parent and Company shall promptly advise
                   -----------------
the other party orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, or
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VII to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

      SECTION 6.14  Tax Treatment.  Each of Parent and Company shall use
                    -------------
reasonable efforts to cause the Merger, and shall take no action that would cause the Merger not, to qualify as a reorganization under the provisions of
Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 7.2 and 7.3.

      SECTION 6.15  Company Rights Agreement.  Company's Board of Directors
                    ------------------------
shall take all further action (in addition to that referred to in Section 4.1
(v)) reasonably requested in writing by Parent in order to render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Shareholder Agreement and in Section 4.1(v), Company's Board of Directors shall not (a) amend the Company Rights Agreement or (b) take any action with respect to, or make any determination under, the Company Rights Agreement, including a redemption of the Rights.

      SECTION 6.16  Parent Rights Agreement.  Immediately after the Effective
                    -----------------------
Time, each share of Parent Common Stock issued as part of the Merger Consideration shall have the same rights as all other shares of Parent Common Stock outstanding immediately after the Effective Time under the terms of the Rights Agreement filed as an exhibit to the Filed Parent SEC Documents.


                                  ARTICLE VII

                              CONDITIONS PRECEDENT

      SECTION 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to perform this Agreement and effect the Merger are subject to the satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval.  This Agreement shall have been approved and
              --------------------
adopted by the affirmative vote of the requisite number of shareholders of Company in the manner required pursuant to Company's articles of incorporation and bylaws, the GBCC and other applicable Law.

          (b) No Injunctions or Restraints.  No temporary restraining order,
              ----------------------------
preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, and no applicable Law that makes consummation of the Merger illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect; provided, however, that the party invoking this condition shall have complied with its obligations under Section 6.8.

          (c) HSR Act.  All necessary waiting periods under the HSR Act
              -------
applicable to the Merger shall have expired or been earlier terminated.

          (d) Form S-4.  The Form S-4 shall have been declared effective under
              --------
the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) NYSE Listing.  The shares of Parent Common Stock issuable to
              ------------
Company's shareholders pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

      SECTION 7.2  Conditions to Obligations of Parent and Merger Sub.  The
                   --------------------------------------------------
obligations of Parent and Merger Sub to perform this Agreement and effect the Merger are further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of Company contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.2 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Company, with the same effect as though such representations and warranties were made as of the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized executive officer of Company to such effect.

          (b) Performance of Obligations of Company.  Company shall have
              -------------------------------------
performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate signed on behalf of Company by an authorized officer of Company to such effect.

          (c) No Material Adverse Change.  Since the date of this Agreement,
              --------------------------
Company and its Subsidiaries, taken as a whole, shall not have experienced any change, event or occurrence that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company, provided that for the purposes of this Section 7.2(c), a "Material Adverse Effect" shall not be deemed to include the impact of delays of revenues of Company that are caused by delays in the signing of customer contracts that, but for the pendency of the transactions contemplated by this Agreement, would have been signed; provided that the burden of proving such cause shall be borne by Company.

          (d) Certain Litigation.  There shall not be pending any Claim seeking
              ------------------
to restrain or prohibit the Merger or seeking to obtain from Parent or Company or any of their respective affiliates in connection with the Merger any damages, or seeking any other relief that, following the Merger, would limit or restrict the ability of Parent and its Subsidiaries to own and conduct both the assets and businesses owned and conducted by Parent and its Subsidiaries prior to the Merger and the assets and businesses owned and conducted by Company and its Subsidiaries prior to the Merger, except where such limitations and restrictions, in the aggregate, have not had or could not reasonably be expected to have a Material Adverse Effect on the Parent on a consolidated basis or Company on a consolidated basis.

          (e) Consents.  All consents, authorizations, orders, approvals,
              --------
filings or registrations identified in Section 7.2(e) of the Disclosure Memorandum shall have been obtained or made, except for the filing of the certificates of merger pursuant to Section 1.3 and except where the failure to have obtained or made such consents, authorizations, orders, approvals, filings or registrations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or the Surviving Corporation.

          (f) Tax Opinions.  Company shall have received from Alston & Bird,
              ------------
counsel to Company, on the date of the Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Company and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the shareholders of Company upon their exchange of Shares for the Merger Consideration under Section 354 of the Code (except to the extent such shareholders receive cash for their Shares). In rendering such opinions, counsel for Company shall be entitled to rely upon representations of officers of Company, Parent and stockholders of Parent.

      SECTION 7.3  Conditions to Obligation of Company.  The obligations of
                   -----------------------------------
Company to perform this Agreement and effect the Merger are further subject to satisfaction or written waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties of each of Parent and Merger Sub contained in this Agreement, which representations and warranties shall be deemed for purposes of this Section 7.3 not to include any qualification or limitation with respect to materiality (whether by reference to "Material Adverse Effect" or otherwise), shall be true and correct as of the Closing Date, except where the matters in respect of which such representations and warranties are not true and correct, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect on Parent, with the same effect as though such representations and warranties were made as of the Closing Date, and Company shall have received a certificate signed on behalf of Parent and Merger Sub by an authorized officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub.  Each of
              ---------------------------------------------------
Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate signed on behalf of Parent by an authorized executive officer of Parent to such effect.

          (c) No Material Adverse Change.  Since the date of this Agreement,
              --------------------------
Parent and its Subsidiaries, taken as a whole, shall not have experienced any change or occurrence particular to them, that has had or would have a Material Adverse Effect on Parent.

          (d) Tax Opinions.  Parent shall have received from Jones, Day, Reavis
              ------------
& Pogue, counsel to Parent, on the date of the Proxy Statement and on the Closing Date, opinions, in each case dated as of such respective dates and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Parent and Company will each be a party to that reorganization within the meaning of
Section 368(b) of the Code and that no gain or loss will be recognized by the shareholders of Company upon their exchange of the Shares for the Merger Consideration under Section 354 of the Code (except to the extent such shareholders receive cash for their Shares). In rendering such opinions, counsel for Parent shall be entitled to rely upon representations of officers of Parent, Company and stockholders of Parent.

      SECTION 7.4  Frustration of Closing Conditions.  Neither Parent nor
                   ---------------------------------
Company may rely on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such party's failure to comply with or perform any of its obligations or covenants set forth in this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.1  Termination.  Notwithstanding any other provisions of this
                   -----------
Agreement, and notwithstanding approval and adoption of this Agreement by the shareholders of Company, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time in any one of the following circumstances:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent and Company.

          (b) By Parent or Company, if the Effective Time shall not have occurred on or before October 31, 1998; provided, however, that neither Parent nor Company may terminate this Agreement pursuant to this Section 8.1(b) if such party's failure to fulfill any of its obligations under the Agreement shall be a reason that the Effective Time shall not have occurred on or before such date.

          (c) By Parent or Company, if any federal or state court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable, provided that neither party may terminate this Agreement pursuant to this Section 8.1(c) if it has not complied with its obligations under Section 6.8.

          (d) (i) By Parent or Company, if the Shareholders Meeting shall have been held and this Agreement shall not have been approved and adopted by the affirmative vote of the requisite number of shareholders of Company or (ii) by Parent, if the Shareholders Meeting shall not have been held by October 26, 1998, as a result of a breach by Company of its obligations under Section 6.2.

          (e) By Parent or Company, if the Board of Directors of Company shall have determined to approve, endorse or recommend an Acquisition Proposal to its shareholders.

          (f) By Parent, if the Board of Directors of Company shall have (i) withdrawn, modified or amended in any adverse respect its approval or recommendation of this Agreement, the Merger or the other transactions contemplated hereby, (ii) failed to call, or once called, adjourned, canceled or postponed the Shareholders Meeting without the prior written consent of Parent (which consent in the case of an adjournment or postponement shall not be unreasonably withheld), or (iii) resolved to do any of the foregoing.

          (g) By Parent or Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement), if (i) the other party shall have failed to comply in any material respect with any of the material covenants and agreements contained in this Agreement to be complied with or performed by such party at or prior to such date of termination, and such failure continues for 20 calendar days after the actual receipt by such party of a written notice from the other party setting forth in detail the nature of such failure, or (ii) a representation or warranty of the other party contained in this Agreement shall have been breached in any respect on the date when made (or in the case of any representations and warranties that are made as of a different date, as of such different date) and the breach cannot be or has not been cured within 20 calendar days after the giving of written notice to the breaching party of such breach and the matters in respect of which such representation or warranty shall have been breached has had or could reasonably be expected to have a Material Adverse Effect on such other party.

          (h) By Company, in the event that (i) Parent enters into a definitive agreement providing for a merger, consolidation or other business combination transaction pursuant to which (a) a majority of the members of the board of directors of the surviving entity in any such transaction is not comprised of members of the Board of Directors of Parent immediately prior to the consummation of such transaction, or (b) the holders of Parent Common Stock immediately prior to such transaction own less than a majority of the outstanding voting securities of the surviving entity in such transaction; (ii) the Board of Directors of Parent adopts a plan of liquidation or dissolution of Parent; (iii) Parent enters into a definitive agreement providing for the acquisition by a third party of more than 50% of the consolidated assets of Parent; or (iv) a tender offer or exchange offer for 50% or more of the outstanding shares of Parent Common Stock is commenced and the Board of Directors of Parent recommends that the stockholders of Parent tender their shares in such tender offer or exchange offer.

      SECTION 8.2  Effect of Termination.  In the event of the termination and
                   ---------------------
abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement (except for the provisions of the last sentence of Section 4.1(s), Section 4.2(h), Section 6.3, Section 6.6, this Section 8.2, Section

8.5 and Article IX) shall forthwith become void and cease to have any force or effect, without any liability on the part of any party hereto or any of its affiliates; provided, however, that nothing in this Section 8.2 shall relieve any party to this Agreement of liability for any willful or intentional breach of this Agreement.

      SECTION 8.3  Amendment.  Subject to the applicable provisions of the GBCC
                   ---------
and the DGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after approval and adoption of this Agreement at the Shareholders Meeting, no amendment shall be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      SECTION 8.4  Extension; Waiver.  At any time prior to the Effective Time,
                   -----------------
the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

      SECTION 8.5  Termination Fees.
                   ----------------

          (a) In the event that this Agreement is terminated pursuant to Section 8.1(d), 8.1(e) or 8.1(f), then Company shall pay Parent a fee in the amount of $2.2 million (the "Initial Fee").

          (b) In the event that this Agreement is terminated pursuant to Section 8.1(d), Section 8.1(e), or Section 8.1(f) and there shall have been commenced, publicly disclosed or publicly proposed any Acquisition Proposal prior to such termination, then Company shall pay Parent the Initial Fee promptly and in any event within two business days of such termination. If within one year of a termination under the circumstances described in the immediately preceding sentence, Company enters into a definitive agreement with respect to an Acquisition Proposal, then Company shall pay Parent an additional fee of $4.4 million promptly, and in any event within two business days of the execution of such definitive agreement by Company.

          (c) In the event that this Agreement is terminated pursuant to Section 8.1(h), then Parent shall pay Company a fee in the amount of $2.2 million promptly and in any event within two business days of such termination.

          (d) If Company or Parent fails to pay the appropriate fee or fees in accordance with this Section 8.5, the non-paying party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, together with interest on the amount of any unpaid fee at the so-called composite "prime rate" as quoted from time to time during the relevant period in the Southwest Edition of The Wall Street Journal, plus 4% per annum from the date such fee or fees were required to be paid pursuant to this Section 8.5.

          (e) Any payment required to be made pursuant to this Section 8.5 shall be made by delivery of a certified check or by wire transfer of immediately available funds to an account designated by the recipient thereof.

      SECTION 8.6  Procedure for Termination, Amendment, Extension or Waiver.  A
                   ---------------------------------------------------------
termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension or waiver pursuant to Section
8.4 shall, in order to be effective, require in the case of Parent, Merger Sub or Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                   ARTICLE IX

                               GENERAL PROVISIONS

      SECTION 9.1  Nonsurvival of Representations and Warranties.  None of the
                   ---------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 9.2  Fees and Expenses.  Except as set forth in this Section 9.2,
                   -----------------
all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and Company shall bear and pay one-half of the costs and expenses incurred in connection with (i) the filing, printing and mailing of the Form S-4 and the Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees).

      SECTION 9.3  Definitions.  For purposes of this Agreement:
                   -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close;

          (c) "Disclosure Memorandum" means the disclosure memorandum delivered by each party to the other simultaneously with the execution of the Agreement;

          (d) "Environmental Laws" means any Law relating to (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) otherwise relating to pollution of the environment or the protection of human health;

          (e) "Governmental Entity" means any domestic or foreign government, court, governmental agency, authority, entity or instrumentality;

          (f) "Hazardous Substances" means (i) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products including crude oil and any fractions thereof;
(iii) natural gas, synthetic gas and any mixtures thereof; (iv) radon; (v) any other contaminant; and (vi) any substance with respect to which any Governmental Entity requires environmental investigation, monitoring, reporting or remediation;

          (g) "knowledge" means the actual knowledge of any executive officer of Company or Parent, as the case may be;

          (h) "Law" means the provisions of any law, statute, ordinance, rule, orders and regulations of any Governmental Entity;

          (i) "Liens" means, collectively, all pledges, claims, liens, charges, mortgages, conditional sale or title retention agreements, hypothecations, collateral assignments, security interests, easements and other encumbrances of any kind or nature whatsoever;

          (j) a "Material Adverse Effect" with respect to any person means a material adverse effect on (i) the ability of such person to perform its obligations hereunder or consummate the transactions contemplated hereby or (ii) the condition (financial or otherwise), assets, business, liabilities (actual or contingent) or operations of such person and its Subsidiaries taken as a whole;

          (k) the "NASDAQ" means The NASDAQ Stock Market, Inc.;

          (l) the "NYSE" means The New York Stock Exchange, Inc.;

          (m) a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (n) a "Subsidiary" of any person means any other person of which (i) the first mentioned person or any Subsidiary thereof is a general partner, (ii) voting power to elect a majority of the board of directors or others performing similar functions with respect to such other person is held by the first mentioned person and/or by any one or more of its Subsidiaries, or (iii) at least 50% of the equity interests of such other person is, directly or indirectly, owned or controlled by such first mentioned person and/or by any one or more of its Subsidiaries.

      SECTION 9.4  Notices.  All notices, requests, claims, demands and other
                   -------
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)  if to Parent, to

                    Sterling Commerce, Inc.
                    4600 Lakehurst Court
                    Dublin, Ohio 43016-2000
                    Attention: General Counsel
                    Telecopy:   (614) 718-1510

                    with a copy (which shall not constitute notice) to:

                    Jones, Day, Reavis & Pogue
                    2300 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas  75201
                    Attention:  James E. O'Bannon
                    Telecopy:   (214) 969-5100

               (ii) if to Company, to

                    XcelleNet, Inc.
                    5 Concourse Parkway, Suite 850
                    Atlanta, Georgia 30328
                    Attention: Dennis M. Crumpler
                    Telecopy:   (770) 698-2952

                    with a copy (which shall not constitute notice) to:

                    Alston & Bird LLP
                    One Atlantic Center
                    1201 West Peachtree Street
                    Atlanta, Georgia  30309-3424
                    Attention:  William H. Avery
                    Telecopy:   (404) 881-7777

      SECTION 9.5  Interpretation.  When a reference is made in this Agreement
                   --------------
to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

      SECTION 9.6  Entire Agreement; Third-Party Beneficiaries.  This Agreement
                   -------------------------------------------
constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (except for the letter agreement referenced in the last sentence of Section 6.3). This Agreement is not intended to confer upon any person (including without limitation any employees or former employees of Company), other than the parties hereto.

      SECTION 9.7  Governing Law.  Except to the extent necessarily governed by
                   -------------
the GBCC, this Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

      SECTION 9.8  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void, except that Parent and/or Merger Sub may assign this Agreement to any direct wholly owned Subsidiary of Parent without the prior consent of Company; provided that each of Parent and Merger Sub shall remain liable for all of its respective obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      SECTION 9.9  Enforcement.  The parties agree that irreparable damage would
                   -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware, this being in addition to any other remedy to which they are entitled at Law or in equity.

      SECTION 9.10 Severability.  Whenever possible, each provision or portion
                   ------------
of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

      SECTION 9.11 Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     IN WITNESS WHEREOF, Parent, Merger Sub and Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    STERLING COMMERCE, INC.



                                    By: /s/ Stephen R. Perkins
                                       --------------------------------
                                       Stephen R. Perkins,
                                       Executive Vice President

                                    STERLING COMMERCE (SOUTHERN), INC.



                                    By: /s/ Stephen R. Perkins
                                       ---------------------------------
                                       Stephen R. Perkins, President

                                    XCELLENET, INC.



                                    By: /s/ Dennis M. Crumpler
                                       ----------------------------------
                                       Dennis M. Crumpler, Chairman
                                       and Chief Executive Officer

                                                                       EXHIBIT A
                                                                       ---------

                          FORM OF AFFILIATE AGREEMENT

Gentlemen:

     The undersigned is a holder of shares of common stock, par value $.01 per share ("Company Common Stock"), of XcelleNet, Inc., a Georgia corporation ("Company"), or may become a holder of shares of Company Common Stock prior to the effective time of the Merger (as hereinafter defined) upon exercise of certain options held by the undersigned to purchase shares of Company Common Stock. As such, the undersigned will be entitled to receive in connection with the merger (the "Merger") of Company with and into Sterling Commerce (Southern), Inc., a Delaware corporation and a subsidiary of Sterling Commerce, Inc., a Delaware corporation ("Parent"), shares of common stock, par value $.01 per share, of Parent (the "Securities") in exchange for any such shares of Company Common Stock held by the undersigned at the effective time of the Merger.

     The undersigned acknowledges that the undersigned may be deemed an "affiliate" of Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act") of the Securities and Exchange Commission (the "Commission"), although nothing contained herein shall be construed as an admission of such status.

     If in fact the undersigned were an affiliate of Company under the Act, the undersigned's ability to sell, assign or transfer any Securities received by the undersigned in exchange for any shares of Company Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including instructions with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Act.

     The undersigned hereby represents to and covenants to Parent that the undersigned will not sell, assign or transfer any Securities received by the undersigned in exchange for shares of Company Common Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act,
(ii) by a transaction in conformity with the volume and other limitations of Rule 145 or Rule 144 under the Act ("Rule 144"), to the extent applicable, and any other applicable rules promulgated by the Commission, or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent, is not required to be registered under the Act.

     In the event of a sale of Securities pursuant to Rule 145, or, if applicable, Rule 144, the undersigned will provide Parent with evidence of compliance with such Rule, in the form of customary seller's or broker's Rule 145 or, if applicable, Rule 144, representation letters or as Parent may otherwise reasonably request. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Securities disposed of by the undersigned in a manner inconsistent with this letter.

     The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed (i) by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent to the effect that such legends are no longer required for the purposes of the Act and the rules and regulations of the Commission promulgated thereunder or (ii) in the event of a sale of the Securities which has been registered under the Act.

     The undersigned acknowledges that it has carefully reviewed this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Securities.

                                    Very truly yours,


                                    ---------------------------------

Dated:______________, 1998

     As an inducement to the above individual to deliver this letter, Parent agrees that for so long and to the extent necessary to permit such individual to sell the Securities pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent shall use all reasonable efforts to file, on a timely basis, all reports and data required to be filed by it with the Commission pursuant to Section 13 of the Securities and Exchange Act of 1934.

                                    Very truly yours,

                                    STERLING COMMERCE, INC.

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



                                       2